As filed with the Securities and Exchange Commission on June 30, 1998
                                                   Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                          HVIDE MARINE INCORPORATED
             (Exact name of issuer as specified in its charter)

          Florida                                        65-0524593
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                     Identification Number)

                           2200 Eller Drive, P.O. Box 13038
                            Fort Lauderdale, Florida 33316
                                    (954) 523-2200
                 (Address of Principal Executive Offices and Zip Code)


                        Hvide Marine Incorporated Amended and
                            Restated Equity Ownership Plan
                               (Full title of the plans)


                                   John H. Blankley
                 Executive Vice President and Chief Financial Officer
                           2200 Eller Drive, P.O. Box 13038
                            Fort Lauderdale, Florida 33316
                                    (954) 523-2200
             (Telephone number, including area code, of agent for service)


                                       Copy to:
                                 Michael Joseph, Esq.
                                  Dyer Ellis & Joseph
                            600 New Hampshire Avenue, N.W.
                                Washington, D.C.  20037

                                          CALCULATION OF REGISTRATION FEE


       Title of securities              Amount to         Proposed maximum      Proposed maximum          Amount of
         to be registered             be registered        offering price      aggregate offering     registration fee
                                                            per share(1)            price(1)
Class A Common Stock, par value
$.001 per share...................      1,000,000              $13.75              $13,750,000            $4,056.25
----------------------------------  ------------------  --------------------  --------------------- ---------------------


(1) Pursuant to Rule 457(c) and (h), the proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee, and are based upon the average high and low prices of the Class A Common Stock as reported by the Nasdaq Stock Market on June 23, 1998.

                                  INTRODUCTION

                       REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement on Form S-8 is filed by Hvide Marine Incorporated, a Florida corporation (the "Company"), to register an additional 1,000,000 shares of the Company's Class A Common Stock, par value $.001 per share, issuable from time to time under the Hvide Marine Amended and Restated Equity Ownership Plan and consists of only those items required by General Instruction E to Form S-8.


                                        PART I

                  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to the General Instructions for registration statements on Form S-8, Part I (information required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.


                                        PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Registration Statement on Form S-8 of the Company, relating to the Hvide Marine Incorporated Equity Ownership Plan, Registration No. 333-17621, filed with the Securities and Exchange Commission on December 11, 1996, are incorporated herein by reference.

Item 8.  Exhibits.

5.1 Opinion of counsel as to the legality of the additional shares being registered

10.1         Hvide Marine Incorporated Amended and Restated Equity Ownership
             Plan

23.1         Consent of Ernst & Young LLP

23.2         Consent of Dyer Ellis & Joseph (included as part of Exhibit 5.1)

24.1         Power of Attorney

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of the District of Columbia on the 30th day of June, 1998.

                                         HVIDE MARINE INCORPORATED

                                    By:                    *
                                                     J. Erik Hvide
                                                Chairman, President and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                              TITLE                                         DATE

            *                       Chairman of the Board, President, Chief                      June 30, 1998
----------------------                Executive Officer and Director (principal
J. Erik Hvide                         executive officer)

            *                       Executive Vice President, Chief Financial                    June 30, 1998
----------------------                Officer and Director (principal financial
John H. Blankley                      officer)

            *                       Controller (principal accounting officer)                    June 30, 1998
-----------------------
John J. Krumenacker

            *                       Executive Vice President and Director                        June 30, 1998
-----------------------
Eugene F. Sweeney

            *                       Director                                                     June 30, 1998
-----------------------
Robert B. Calhoun, Jr.

            *                       Director                                                     June 30, 1998
-----------------------
Gerald Farmer

            *                       Director                                                     June 30, 1998
-----------------------
Jean Fitzgerald




            *                       Director                                                     June 30, 1998
-----------------------
John J. Lee

            *                       Director                                                     June 30, 1998
-----------------------
Walter C. Mink

            *                       Director                                                     June 30, 1998
-----------------------
Robert Rice

            *                       Director                                                     June 30, 1998
-----------------------
Raymond B. Vickers

            *                       Director                                                     June 30, 1998
-----------------------
Josiah O. Low III



*By:    /S/ MICHAEL JOSEPH
              Michael Joseph
             Attorney-in-Fact

                                    INDEX TO EXHIBITS


Exhibit
Number                        Description of Document

     5.1 Opinion of counsel as to the legality of the additional shares being registered

    10.1       Hvide Marine Incorporated Amended and Restated Equity Ownership
               Plan

    23.1       Consent of Ernst & Young LLP

    23.2       Consent of Dyer Ellis & Joseph (included as part of Exhibit 5.1)

    24.1       Power of Attorney